SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2009

Rockies Region Private Limited Partnership
(Exact Name of Registrant as Specified in Charter)

West Virginia	000-51959	20-3890540
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

120 Genesis Boulevard, Bridgeport, WV 26330
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code  304-842-3597 no change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a).Rockies Region Private Limited Partnership (the "Partnership" or the "Registrant"), which was formed on December 6, 2005, filed a Registration Statement on Form 10/A on October 4, 2006, which included audited financial statements for the period from December 6, 2005 (date of inception) to December 31, 2005, as well as unaudited condensed financial statements for the quarter ended March 31, 2006.  In addition, the Partnership filed a Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 on December 8, 2006.

The Registrant reported on December 28, 2007, on Form 8-K, the dismissal of KPMG LLP (“KPMG”) as the Registrant’s independent registered public accounting firm.  The audit report of KPMG on the Registrant’s financial statements as of December 31, 2005, and for the period from December 6, 2005 (date of inception) to December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Additionally, the Registrant reported on December 28, 2007 that the Audit Committee of the Managing General Partner, Petroleum Development Corporation ("PDC") and its Board of Directors ratified the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Registrant’s independent registered public accounting firm.

In the course of preparing its financial statements for the year ended December 31, 2006, PDC identified errors in its previously issued financial statements.  These errors were related to the over-withholding of production taxes on revenue distributions made to the limited partners of the Partnership, which overstated production and operating costs, and an error in the application of the Partnership's derivative valuation methodology.  In 2007, PDC undertook an evaluation to determine whether previously issued financial statements for various limited partnerships, including the Partnership, which are subject to SEC requirements, were materially misstated and required restatement.  Until its evaluation was completed, the Partnership suspended its periodic filings.

As a result of its evaluation, using the guidance found in Staff Accounting Bulletins 99 and 108, Management determined that the only previously issued financial statements for the Partnership that were materially misstated and required restatement were the unaudited interim condensed financial statements included in the Partnership’s Form 10-Q for the quarter ended June 30, 2006.  On January 14, 2009, the Audit Sub-Committee (the "Committee") of the Board of Directors of the Managing General Partner, after Management’s discussion with KPMG, our former independent registered public accounting firm, and the Committee’s discussion with PwC, our current independent registered public accounting firm,  concurred with management’s conclusion that the financial statements for the quarter ended June 30, 2006 were materially misstated and required restatement due to the over-withholding of production taxes, which overstated production and operating costs, and the error in the Partnership's derivative valuation methodology, cited in the previous paragraph.  Readers should no longer rely upon the Registrant’s previously issued financial statements included in its Form 10-Q for the quarter ended June 30, 2006.  We intend to file, as soon as practicable, a Comprehensive Form 10-K that will include financial statements for the period from December 6, 2005 (date of inception) to December 31, 2005 and the years ended December 31, 2006 and 2007, as well as unaudited interim condensed financial information for each applicable interim period in 2006 and 2007.  It is expected to include information on the restatement of the Partnership’s unaudited interim condensed financial statements for the three and six month periods ended June 30, 2006, which have been restated to properly reflect the correction of the errors related to the over-withholding of production taxes from revenue distributions made to the limited partners of the Partnership and the accounting for the Partnership’s derivatives. Until the Registrant files its requisite periodic reports, investors will be unable to review the financial statements of the Partnership as an additional source of information they can use in their evaluation of their investment in the Partnership.  Currently the Managing General Partner has in place a compliance effort addressing the delinquent reports of the Partnership.

The primary effect on the three and six month periods ended June 30, 2006 of correcting the over-withholding of production taxes from revenue distribution will be a decrease in production and operating costs of approximately $229 thousand.  The primary effect on the three and six month periods ended June 30, 3006 of applying the proper valuation methodology for the Partnership’s derivatives will be an increase in oil and gas price risk management gain, net of approximately $112 thousand.

EXHIBIT INDEX

Item 9.01.                        Financial Statements and Exhibits.

Exhibit No.	Description
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	January 20, 2009

By:	/s/ Gysle R. Shellum
Gysle R. Shellum
Chief Financial Officer